UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2014

Atlas Resource Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-35317	45-3591625
(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

800-251-0171

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On May 12, 2014, the Partnership issued a press release related to the acquisition described in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information under this item in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01.	Other Events

On May 12, 2014, ARP Mountaineer Production, LLC, a wholly owned subsidiary of Atlas Resource Partners, L.P. (the “Partnership”), completed its previously announced acquisition of coalbed methane assets in the Appalachian Basin in Virginia and West Virginia from GeoMet, Inc., GeoMet Operating Company, Inc., and GeoMet Gathering Company, LLC for $107 million.

The asset purchase agreement, dated February 13, 2014, was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on February 18, 2014.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

99.1	Press release of Atlas Resource Partners, L.P., dated May 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

By:	/s/ Sean P. McGrath
Sean P. McGrath
Chief Financial Officer

May 14, 2014